Exhibit 99.1

News Release

Contact: Diane Salucci, Vice President

Corporate Communications and Investor Relations

858.668.2586x3690

or

Spencer Davis, Director of Investor Relations

858.668.2586x4190

investorrelations@bridgepointeducation.com

BRIDGEPOINT EDUCATION PROVIDES UPDATE TO ONGOING

OIG COMPLIANCE AUDIT OF ASHFORD UNIVERSITY

SAN DIEGO, CA (September 3, 2009) — Bridgepoint Education (NYSE: BPI) today announced that on September 2, 2009, Ashford University received an update from the U.S. Department of Education’s Office of Inspector General (OIG) regarding the status of its ongoing compliance audit of Ashford University.

As previously disclosed in Bridgepoint Education’s filings with the Securities and Exchange Commission, the OIG audit services division commenced a compliance audit of Ashford University in May 2008, covering the period March 10, 2005 through June 30, 2009. The OIG indicated it is considering audit findings in the following areas:  compensation policies and practices relating to enrollment advisors; calculation of returns of Title IV program funds; timeliness of returns of Title IV program funds; student authorizations to retain credit balances; disbursements of unearned Title IV program funds; and maintenance of supporting documentation for students’ leaves of absence.

OIG advised Ashford University that the identified findings are tentative and remain under review by the staff of the OIG, and that it expects to issue its draft audit report within the next 30 days.  Bridgepoint Education believes that Ashford University operates in substantial compliance with the regulations of the Department of Education which are applicable to the areas under review, but it expects that this report will assert findings of noncompliance and include draft recommendations to the Office of Federal Student Aid with respect to fines and corrective action.  Ashford University will have 30 days to respond to the draft audit report. Thereafter, the OIG will issue its final audit report to the Office of Federal Student Aid.  Ashford University will have an opportunity to resolve any findings and recommendations with officials of the Office of Federal Student Aid.  Due to the preliminary nature of the OIG’s findings, we cannot predict the extent of the OIG’s draft or final audit findings, or the potential liability or corrective actions that might result from those findings.

“From its inception, Bridgepoint Education has made regulatory compliance a major area of management focus and considers it of utmost importance.  We intend to cooperate fully with regulatory authorities and will respond appropriately once we have had an opportunity to review the OIG’s draft audit report.” said Andrew Clark, Chief Executive Officer of Bridgepoint Education.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado. For more information about Bridgepoint Education, visit www.bridgepointeducation.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events,  financial performance,  expectations and regulation . These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: the timing and content of the draft and final audit reports from the Office of Inspector General of the U.S. Department of Education (OIG); the recommendations of the OIG to the U.S. Department of Education regarding any fines or other actions to be taken against Ashford University; and the Company’s expectation that it has meritorious responses to, and will respond appropriately to, the OIG’s audit reports.

Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to influence the OIG to change the findings in the OIG’s audit reports; the Company’s inability to address the OIG’s preliminary findings or the ultimate findings of the OIG’s audit reports; the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s Form 10-Q filed on May 21, 2009 and August 11, 2009, and in other periodic reports the Company may file with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.